Exhibit 5.1

February 5, 2014

XPO Logistics, Inc.

Five Greenwich Office Park

Greenwich, Connecticut 06831

Re:	XPO Logistics, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to XPO Logistics, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated January 30, 2014 (the “Underwriting Agreement”), among Credit Suisse Securities (USA) LLC, as representative of the several Underwriters named therein (the “Underwriters”) and the Company, relating to the sale by the Company to the Underwriters of 15,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and up to an additional 2,250,000 shares of Common Stock (the “Option Shares”) at the Underwriters’ option The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-193582) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2014 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

XPO Logistics, Inc.

February 5, 2013

(b) the prospectus, dated January 27, 2014, which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated January 30, 2014, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of a certificate for the Company of Gordon E. Devens, Senior Vice President and General Counsel of the Company, dated January 27, 2014 (the “Company Officer’s Certificate”);

(e) an executed copy of the Underwriting Agreement;

(f) the Amended and Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of January 23, 2014, and certified pursuant to the Company Officer’s Certificate;

(g) the 2nd Amended and Restated Bylaws of the Company, as in effect as of the date hereof, certified pursuant to the Company Officer’s Certificate; and

(h) a copy of certain resolutions of the Board of Directors of the Company relating to the Registration Statement, the issuance of the Securities and related matters, certified pursuant to the Company Officer’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

XPO Logistics, Inc.

February 5, 2013

Based upon and subject to the foregoing, we are of the opinion that when the Securities have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Securities will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP